EXHIBIT 99.1

XERIS PHARMACEUTICALS COMPLETES ACQUISITION OF STRONGBRIDGE BIOPHARMA

Xeris Pharmaceuticals, Inc. and Strongbridge Biopharma plc are now subsidiaries of Xeris

Biopharma Holdings, Inc. (Nasdaq: XERS)

CHICAGO, IL, October 5, 2021 – Xeris Pharmaceuticals, Inc. (“Xeris”), a pharmaceutical company leveraging its novel formulation technology platforms to develop and commercialize ready-to-use injectable drug formulations, today announced that it has successfully completed the previously announced acquisition of Strongbridge Biopharma plc (Nasdaq: SBBP) (“Strongbridge”). Under the terms of the acquisition agreement, the businesses of Xeris and Strongbridge are now combined under Xeris Biopharma Holdings, Inc. (“Xeris Biopharma Holdings”). Strongbridge shares and Xeris shares ceased trading on the Nasdaq Global Select Market (“Nasdaq”) at the close of business today. Shares of Xeris Biopharma Holdings are expected to begin trading on the Nasdaq under the ticker symbol “XERS” on October 6, 2021.

“We remain very enthusiastic about the combination. The new Xeris BioPharma will have two marketed products showing very positive growth, another potential commercial asset currently in front of the FDA that could launch in early 2022 and additional assets under development. With the close of the acquisition, we are ready to execute our integration plan and begin to realize the compelling strategic and financial benefits of the combination. In addition to highly differentiated products with multiple value inflection points, our pipeline, drug development talent and commercial infrastructure will enable us to accelerate product launches and drive further growth in the future as well,” said Paul R. Edick, Chairman and CEO of Xeris BioPharma Holdings, Inc. “I want to thank the Xeris team who have worked diligently to get us to this point in our growth as a company and welcome the Strongbridge team to help drive our next phase of growth. I am extremely excited about what the future potential of Xeris Biopharma brings for all of us, our shareholders, and ultimately the patient communities we serve.”

The stock and contingent value rights (“CVRs”) consideration payable in the transaction, when including the maximum aggregate amount payable under the CVRs, values Strongbridge at approximately $[267] million based on the closing price of Xeris common stock of $[3.47] on [May 21, 2021] and Strongbridge’s fully diluted share capital. Under the terms of the transaction, each ordinary share of Strongbridge outstanding as of the close of the transaction has been converted into the right to receive a fixed exchange ratio of 0.7840 shares of Xeris Biopharma Holdings common stock and 1 non-tradeable CVR, worth up to an additional $1.00 payable in cash or Xeris Biopharma Holdings common stock (at Xeris Biopharma Holdings’ election) upon achievement of the following triggering events: (i) the listing of at least one issued patent for KEVEYIS® in the U.S. Food & Drug Administration’s Orange Book by the end of 2023 or at least $40 million in KEVEYIS® annual net sales in 2023 ($0.25 per ordinary share), (ii) achievement of at least $40 million in RECORLEV® annual net sales in 2023 ($0.25 per ordinary share), and (iii) achievement of at least $80 million in RECORLEV® annual net sales in 2024 ($0.50 per ordinary share). The minimum payment on the CVR per Strongbridge ordinary share is zero and the maximum payment is $1.00 in cash or Xeris Biopharma Holdings common stock, at Xeris Biopharma Holdings’ election.

Following the close of the transaction, former Xeris shareholders own approximately 60% of Xeris Biopharma Holdings, while former Strongbridge shareholders own approximately 40%.

In conjunction with the close of the transaction, John H. Johnson, Strongbridge’s former CEO, and Garheng Kong, M.D., PhD, MBA, Strongbridge’s former Chairman of the board of directors of Strongbridge, will join the Board of Directors of Xeris Biopharma Holdings as new independent directors, increasing the size of the Board to eight members.

“On behalf of our Board of Directors, we welcome John and Garheng and their wealth of insights and experiences from across the industry, and specifically their intimate knowledge of Strongbridge Biopharma,” said Paul R. Edick, Chairman and Chief Executive Officer of Xeris Biopharma Holdings. “As Xeris Biopharma continues to grow and evolve as a commercial company, we look forward to collaborating with them to shape our strategic plans and advance our mission.”

SVB Leerink LLC is acting as financial advisor to Xeris, and Goodwin Procter LLP and A&L Goodbody LLP are serving as legal counsel. MTS Health Partners, LP is acting as financial advisor to Strongbridge, and Skadden, Arps, Slate, Meagher & Flom, LLP and Arthur Cox LLP are serving as legal counsel.

About Xeris Biopharma Holdings

Xeris (Nasdaq: XERS), is a biopharmaceutical company developing and commercializing unique therapies for patient populations in endocrinology, neurology, and gastroenterology. Xeris has two commercially available products, Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia and Keveyis®, the first and only FDA-approved therapy for primary periodic paralysis. Xeris also has a robust pipeline of development programs to extend the current marketed products into important new indications and uses and bring new products forward using its proprietary formulation technology platforms, XeriSol™ and XeriJect™, supporting long-term product development and commercial success.

Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on Twitter, LinkedIn, or Instagram.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Xeris Biopharma Holdings, Inc. including statements regarding the market and therapeutic potential of its products and product candidates, expectations regarding clinical data or results from planned clinical trials, estimates and projections about the potential benefits of the Strongbridge Biopharma acquisition, the timing or likelihood of regulatory approval and commercialization of its product candidates, the timing or likelihood of expansion into additional markets, the timing or likelihood of identifying potential development and commercialization partnerships, the potential utility of its formulation platforms and other statements containing the words “will,” “would,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, failure to realize the expected benefits of the possible acquisition, failure to promptly and effectively integrate Strongbridge’s businesses, general economic and business conditions that affect the combined companies following the consummation of the possible acquisition, the impact of the COVID-19 pandemic on the combined businesses following the consummation of the transaction, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause Xeris’ plans with respect to Strongbridge, Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. Additional information about economic, competitive, governmental, technological, and other factors that may affect Xeris is set forth in Item 1A, “Risk Factors,” in Xeris’ 2020 Annual Report on Form 10-K, which has been filed with the SEC and other important factors in Xeris’ subsequent filings with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Additional information about economic, competitive, governmental, technological, and other factors that may affect Strongbridge is set forth in Item 1A, “Risk Factors,” in Strongbridge’s 2020 Annual Report on Form 10-K, which has been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Any forward-looking statements in this communication are based upon information available to Xeris, as of the date of this communication and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, Xeris does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to Xeris or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Investor Contact

Allison Wey

Senior Vice President, Investor Relations and Corporate Communications

awey@xerispharma.com

312-736-1237